UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2016

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	MATERIAL DEFNINITIVE AGREEMENT
On February 18, 2016, WGL Holdings, Inc. (WGL) entered into a Credit Agreement providing for term loans, and borrowed an initial principal amount of $250 million under the Credit Agreement. The Credit Agreement provides for a maturity date of February 18, 2018, with a one-year extension option with the lenders’ approval. In addition to the initial borrowings, the Credit Agreement permits, with the lenders’ approval, additional borrowings of up to $100 million for maximum potential borrowings under the Credit Agreement of $350 million. The lenders under the facility are U.S. Bank National Association, TD Bank, N.A., Branch Banking and Trust Company and The Bank Of New York Mellon.
The interest rate on loans made under the Credit Agreement will be a fluctuating rate per annum that will be determined from time to time based on parameters set forth in the Credit Agreement. There are no material relationships between any of the lenders or agents and WGL or any of its affiliates.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 above relating to the Credit Agreement is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
10.1
Credit Agreement, dated as of February 18, 2016, among WGL Holdings, Inc., the Lender Parties thereto, U.S. Bank National Association, as Administrative Agent, TD Bank, N.A., as Syndication Agent, Branch Banking and Trust Company, as Documentation Agent, and U.S. Bank National Association and TD Bank, N.A., as Joint Lead Arrangers and Joint Book Runners

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
(Registrant)
Date: February 19, 2016	/s/ William R. Ford
William R. Ford
Vice President & Chief Accounting Officer
(Principal Accounting Officer)